                                                                 Exhibit 10.26

                              CONSULTING AGREEMENT

      This Agreement dated this 18th day of August 2000, is executed by and between Advanced Pharma, Inc., a Delaware corporation ("COMPANY"), located at 15200 Shady Grove Road, Suite 350, Rockville, Maryland 20850 and Jenefir Isbister, Ph.D., ("CONSULTANT"), located at George Mason University, Center for Bioresource Development. Shared Research Instrumentation Facility, MS 4D7, Fairfax, Virginia 22030-4444.

      WHEREAS, Company seeks to engage Consultant to accomplish the objectives described on Exhibit A hereto;

      WHEREAS, Consultant possesses the requisite skills, training and experience to perform the services called for under this Agreement, and wishes to perform the services based on the terms and conditions herein; and

      WHEREAS, based on the nature of the relationship that the parties intend to establish, Company hereby engages Consultant as an independent Consultant.

      NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties as herein contained, the parties hereto agree and contract as follows:

1) Company hereby engages Consultant to accomplish the objectives described in Exhibit A hereto, which can be amended from time to time in accordance with Paragraph 16 hereof. Consultant shall perform such objectives in a thorough, efficient, and workmanlike manner, promptly and with due diligence and care, and in accordance with that standard of care and skill ordinarily exercised by members of the profession performing similar services. In addition, Consultant shall comply with all applicable federal, state and local statutes, ordinances and regulations in the course of performing such objectives.

2) The original term of this Agreement shall be the 12 month period commencing on the 18th day of August 2000. This Agreement may be renewed for additional 12 month periods by mutual agreement of the parties hereto.

3) Company enters in this Agreement based on Consultant's demonstrated ability to accomplish the objectives described in Exhibit A hereto. Consequently, Company will not provide Consultant with any training or instructions with respect to the services to be provided hereunder. Similarly, Consultant is responsible for providing any equipment, materials or supplies that Consultant determines is necessary to accomplish the objectives.

4) Consistent with the parties' intent that the relationship created by this Agreement be that of service recipient and independent Consultant, Consultant shall retain the exclusive right to control and direct all details of the services that Consultant performs hereunder, including where, when and how the services are to be performed. Consultant's failure to accomplish an objective described on Exhibit A by the applicable deadline, however, shall constitute a material breach of this Agreement, unless Company agrees, in accordance with Paragraph 16 hereof, to an extended deadline.

                                                            Consulting Agreement
                       between Advanced Pharma, Inc. and Jenefir Isbister, Ph.D.
                                                           dated August 18, 2000
                                                                     Page 2 of 7

5) Consultant (and its employees, if any) shall not be eligible to participate in any benefit programs that Company now or hereafter maintains for its employees and, in the event Consultant (and its employees, if any) for any reason were to become eligible to participate in a Company-sponsored benefit program, Consultant hereby waives any such right to participate in the program. This waiver of any right to participate in Company-sponsored employee benefit programs represents a material component of the terms of compensation agreed to by these parties and is not in any way conditioned on any representation or assumption concerning status of Consultant (and its employees, if any) with respect to the Company as an employee or independent Consultant.

6) For all purposes, including but not limited to the Federal Insurance Contributions Act ("FICA"), the Social Security Act, the Federal Unemployment Tax Act ("FUTA"), income tax withholding and any and all other federal, state and local laws, rules and regulations, Consultant (and its employees, if any) shall be treated as an independent Consultant and not as an employee with respect to Company.

7) Consultant acknowledges and agrees that Consultant shall be responsible (as a self-employed individual) for filing all tax returns, tax declarations and tax schedules, and for the payment of all taxes required, when due, with respect to any and all compensation earned by Consultant under this Agreement. Company will neither pay nor withhold any employment taxes with respect to the compensation it pays Consultant. Rather, Company will report the amounts it pays Consultant on IRS Forms 1099, to the extent required to do so under applicable Internal Revenue Code provisions.

8) Consultant's fees for services provided under this Agreement shall be $1,500.00 per day, unless otherwise specified in Exhibit A hereto. Company shall have no obligation to pay a fee prior to receipt of an invoice from Consultant requesting payment of the same. Company will not reimburse Consultant for any expenses incurred in connection with the performance of services hereunder unless otherwise agreed by Company in accordance with Paragraph 16 hereof.

9) Consultant shall have the right to engage others to assist in the accomplishment of the objectives described in Exhibit A hereto. Consultant shall be solely responsible for (a) complying with all applicable employment and labor laws with respect to any assistants it engages, (b) paying all compensation owed to such assistants, and (b) paying, and/or withholding and remitting to the appropriate government agency, any applicable employment taxes that might be owed with respect to such compensation. Consultant also shall indemnify and hold Company harmless against any and all liabilities attributable to the obligations imposed on Consultant under this Paragraph 9. This Paragraph 9 shall survive the termination of this Agreement.

10) Consultant reserves the right to, and intends to, perform services for others, so long as the performance of such services does not interfere with the performance of services hereunder.

11) Consultant acknowledges and agrees that in the course of the performance of services pursuant to this Agreement, Consultant will be given access to, or come into possession of,

                                                            Consulting Agreement
                       between Advanced Pharma, Inc. and Jenefir Isbister, Ph.D.
                                                           dated August 18, 2000
                                                                     Page 3 of 7



      confidential information of the Company, which information includes trade secrets, proprietary data or other confidential information. Consultant acknowledges and agrees that he will not use, duplicate or divulge to others any such confidential information of the Company except in connection with the performance of services under this Agreement. Consultant agrees and covenants that Consultant shall not remove or copy any data, research, memoranda, reports, records, documents, publications, journals, diaries, computer programs, files, information contained in files, or other information or material pertaining to the business, research, or technology of Company without the express written consent of Company, which in all events shall be considered to be the owner and possessor of all such data, research, memoranda, reports, records, documents, publications, journals, diaries, computer programs, files, information contained in files, or other information or material. Consultant covenants and agrees that Consultant shall in no way utilize any such information in Consultant's possession for the gain or advantage of Consultant (other than in Consultant's performances of services hereunder) and/or to the detriment of Company. Upon a termination of this Agreement, or at such earlier date as Company may request, Consultant shall deliver forthwith to Company all such data, research, memoranda, reports, records, documents, publications, journals, diaries, computer programs, files, information contained in files, or other information or material (including all extracts, abstracts, copies, or portions thereof) which are then in Consultant's possession or control. The obligations of this Paragraph 11 shall survive the termination of this Agreement.

12) (a) Consultant acknowledges and agrees that, as part of his engagement with the Company, he is expected to make new contributions of value to the Company and agrees to promptly disclose to the Company any and all ideas, discoveries, works of authorship, writings, computer software programs, know-how, processes, formulas, improvements or revisions (collectively, "Works"), whether subject to copyright, patent, registration or other protection as intellectual property or not, which he may make, devise, conceive, create, design, invent, develop or discover, either solely or jointly with another or others, during his engagement by the Company, whether at the request or upon the suggestion of the Company or otherwise, which (i) stem from his work for the Company; (ii) were created using Company facilities, equipment, or resources, Company personnel, or during any time he is performing services for the Company; (iii) come about as a result of Consultant's access to confidential, proprietary, or trade secret information belonging to the Company; or (iv) relate to, or are capable of use in connection with any business of the Company, or any services, programs or products offered, used, sold or being developed by the Company at the time he creates or develops such Works, of which Consultant became aware through his consulting relationship with the Company or otherwise through Consultant's provision of services hereunder. Any and all of the foregoing shall belong exclusively to the Company and, to the extent it is copyrightable material, shall be deemed to be "Works Made for Hire," and the Company shall be deemed the author or creator thereof.

                                                            Consulting Agreement
                       between Advanced Pharma, Inc. and Jenefir Isbister, Ph.D.
                                                           dated August 18, 2000
                                                                     Page 4 of 7

      (b) Consultant shall assign to the Company, and hereby does so assign, all Works disclosed, or required to be disclosed, in accordance with this Section and assigns the right to obtain patents or copyright registrations on any and all such Works in any or all countries in his name or otherwise.

13) Upon the request of Company, whether or not made during the period of his engagement with Company, Consultant shall assist Company in any way necessary, including, but not limited to executing documents, to accomplish the following, in any or all countries, with respect to any and all Works disclosed, or required to be disclosed, in accordance with Paragraph 12: (a) to perfect in Company all right, title and interest in and to the Work; (b) to file for and/or obtain a patent or patents, copyright registration or copyright registrations, trademark, trade name, domain name or similar registration, or other means established for the protection of intellectual property on the Work, in the United States or any other country; and (c) to protect and enforce Company's rights in the Work. The provisions of Paragraphs 11, 12 and 13 shall survive the termination of this Agreement.

14) Neither party hereto may terminate this Agreement unless the party first provides the other party with 30 days advance written notice. In the case of a material breach of this Agreement by one party, however, the other party shall have the right to terminate this Agreement immediately by providing the breaching party with a notice of termination. The termination shall be effective at the time the notice is received by the breaching party.

15) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. Any and all disputes arising out of, relating to the performance of services contracted for under, this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, or any successor thereto then prevailing. Such arbitration shall be final and binding upon the parties, and shall be the sole and exclusive remedy of the parties with respect to any dispute arising out of, relating to, or resulting from the interpretation of the terms of this Agreement, or any breach thereof. The costs of such arbitration shall be borne equally by the parties. Notwithstanding the foregoing provisions of this Paragraph 15 to the contrary, matters in which an equitable remedy or injunctive relief is sought by a party, shall not be required to be submitted to arbitration, if the party seeking such remedy or relief objects thereto, but instead shall be submitted to a court of law having appropriate jurisdiction. This Paragraph 15 shall survive the termination of this Agreement.

16) This Agreement shall constitute the entire written agreement between the parties, and shall supersede any and all agreements or understandings in effect between the parties hereto. Neither this Agreement nor Exhibit A hereto may be modified except by written agreement executed by the parties hereto.

17) Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise

                                                            Consulting Agreement
                       between Advanced Pharma, Inc. and Jenefir Isbister, Ph.D.
                                                           dated August 18, 2000
                                                                     Page 5 of 7

      so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing such provision or provisions, so as to be enforceable to the maximum extent comparable with the applicable law as such law shall then be.

18) No breach of any provision hereof can be waived unless in writing. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same, or any other provision.

19) Any notice required or permitted under this Agreement shall be in writing and shall be deemed given upon the earlier of (a) when it is personally delivered, (b) three (3) days after having been mailed by certified mail, postage prepaid, return receipt requested or (c) two (2) days after having been sent by recognized overnight delivery service, in all cases sent to the address first set forth above, or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth herein.

                         [signatures on following page]

                                                            Consulting Agreement
                       between Advanced Pharma, Inc. and Jenefir Isbister, Ph.D.
                                                           dated August 18, 2000
                                                                     Page 6 of 7


   IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ADVANCED PHARMA, INC.                           CONSULTANT



By: /s/ Edward M. Rudnic                        /s/ Jenefir Isbister
    ------------------------------------        --------------------------------
    Edward M. Rudnic, Ph.D.,                    Name:  Jenefir Isbister, Ph.D.
    President and Chief Executive Officer              George Mason University


                                                TIN:
                                                    ----------------------------

                                                            Consulting Agreement
                       between Advanced Pharma, Inc. and Jenefir Isbister, Ph.D.
                                                           dated August 18, 2000
                                                                     Page 7 of 7


                                    EXHIBIT A

            Description of Services to be Performed by Consultant
    Under an Independent-Consultant Agreement Entered into by the Parties


Dated:  August 18, 2000


Objective                                      Fee (if applicable)
---------                                      -------------------
Work with Advanced Pharma to                   $1,500 per day
identify and develop genomic and
genetic strategies and/or insight into
pulsatile antibiotic delivery.


      IN WITNESS WHEREOF, the parties hereto have executed this Attachment A to that certain Agreement entered into by these parties dated August 18, 2000.

ADVANCED PHARMA, INC.                           CONSULTANT


By:  /s/ Edward M. Rudnic                          /s/ Jenefir Isbister
   ------------------------                     -------------------------------
   Edward M. Rudnic, Ph.D.,                      Name:  Jenefir Isbister, Ph.D.
   President and Chief Executive Officer                George Mason University

August 20, 2001

Jenefir Isbister, Ph.D.
George Mason University
Center for Bioresource Development
Shared Research Instrumentation Facility
MS 4D7
Fairfax, Virginia  22030

Dear Dr. Isbister:

Subject to the following, this letter hereby confirms our understanding that the Consulting Agreement (the "Original Agreement") by and between you and Advancis Pharmaceutical Corporation, formerly known as Advanced Pharma, Inc., dated August 18, 2000, is hereby extended for an additional 12-month period, effective beginning August 18, 2001.

The Original Agreement, as extended and amended by this letter, contains the entire understanding of the parties with respect to the subject matter thereof and hereof and supersedes all prior oral and written agreements and understandings between the parties with respect to the subject matter.

Please indicate your agreement with the foregoing by signing a copy of this letter and returning it to my attention. This letter may be signed in counterparts, and all capitalized terms used in this side letter but not otherwise defined herein shall have the meanings set forth in the Original Agreement.

Very truly yours,

ADVANCIS PHARMACEUTICAL CORPORATION
formerly Advanced Pharma, Inc.

By:  /s/ Edward M. Rudnic
     ______________________________
     Edward M. Rudnic, Ph.D.
     President & CEO

ACKNOWLEDGED AND AGREED:

Jenefir Isbister, Ph.D.


By: /s/ Jenefir Isbister                          Date: 8/21/01
______________________________________                  ____________________

January 28, 2002

Jenefir Isbister, Ph.D.
George Mason University
Center for Bioresource Development
Shared Research Instrumentation Facility
MS 4D7
Fairfax, Virginia  22030

Dear Dr. Isbister:

Subject to the following, this letter hereby confirms our understanding that the Consulting Agreement (the "Original Agreement") by and between you and Advancis Pharmaceutical Corporation, formerly known as Advanced Pharma, Inc., dated August 18, 2000, and extended January 1, 2001, is hereby extended for an additional 12-month period, effective beginning January 1, 2002.

The Original Agreement, as extended and amended by this letter, contains the entire understanding of the parties with respect to the subject matter thereof and hereof and supersedes all prior oral and written agreements and understandings between the parties with respect to the subject matter.

Please indicate your agreement with the foregoing by signing a copy of this letter and returning it to my attention. This letter may be signed in counterparts, and all capitalized terms used in this side letter but not otherwise defined herein shall have the meanings set forth in the Original Agreement.

Very truly yours,

ADVANCIS PHARMACEUTICAL CORPORATION
formerly Advanced Pharma, Inc.

By:    /s/ Edward M. Rudnic
     ------------------------
     Edward M. Rudnic, Ph.D.
     President & CEO

ACKNOWLEDGED AND AGREED:

Jenefir Isbister, Ph.D.


By: /s/ Jenefir Isbister        Date:   2/12/02
    ----------------------              ---------

December 1, 2002

Jenefir D. Isbister, Ph.D.
George Mason University
Center for Bioresearch Development
Shared Research Instrumentation Facility
MSN 4D7 Room 306
10900 University Blvd
Manassas, VA  22030-4444

Dear Jenefir:

Subject to the following, this letter hereby confirms our understanding that the Consulting Agreement (the "Original Agreement") by and between you and Advancis Pharmaceutical Corporation, formerly known as Advanced Pharma, Inc., dated August 18, 2000, and extended January 1, 2001 and January 1, 2002, is hereby extended for an additional 12-month period, effective beginning January 1, 2003.

The Original Agreement, as extended and amended by this letter, contains the entire understanding of the parties with respect to the subject matter thereof and hereof and supersedes all prior oral and written agreements and understandings between the parties with respect to the subject matter.

Please indicate your agreement with the foregoing by signing a copy of this letter and returning it to my attention. This letter may be signed in counterparts, and all capitalized terms used in this side letter but not otherwise defined herein shall have the meanings set forth in the Original Agreement.

Very truly yours,

ADVANCIS PHARMACEUTICAL CORPORATION
formerly Advanced Pharma, Inc.

By:    /s/ Edward M. Rudnic
     -------------------------
     Edward M. Rudnic, Ph.D.
     President & CEO

ACKNOWLEDGED AND AGREED:

Jenefir D. Isbister, Ph.D.


By:  /s/ Jenefir Isbister               Date:  12/3/02
     ---------------------                     ---------